Exhibit 99.1

Contact:

Mark Perkins

727-461-3000

For Immediate Release

Aerosonic Reports Fiscal Year 2008 Results

CLEARWATER, Fla. -- May 16, 2008, – Aerosonic Corporation (AMEX: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, announced that today it filed its Annual Report on Form 10-K for the year ended January 31, 2008, with the United States Securities and Exchange Commission.

For its fiscal quarter ended January 31, 2008, the Company reported revenue of approximately $5.9 million, down 19% as compared to revenue of approximately $7.3 million for the fiscal quarter ended January 31, 2007. For the fiscal year ended January 31, 2008, the Company reported revenue of approximately $25.4 million, down 19% as compared to revenue of approximately $31.3 million for the fiscal year ended January 31, 2007. The decrease in revenue for the fiscal year and fiscal quarter ended January 31, 2008 compared to last year was primarily attributed to operating inefficiencies in conjunction with the relocation, consolidation and integration of our facility in Earlysville, Virginia into the Florida location.

The Company reported a net loss for the quarter ended January 31, 2008 of approximately $1.5 million, or a loss of $.43 per share, versus a net loss of $211,000, or $0.06 per share for the quarter ended January 31, 2007. The Company reported a net loss for the fiscal year ended January 31, 2008 of approximately $3.4 million, or $.95 per share, versus a net profit of approximately $565,000, or $0.16 per share for the fiscal year ended January 31, 2007. The decreases were the result of lower revenue and gross profit driven primarily by the constriction of production throughput during the consolidation program. Additionally, during fiscal 2008, the Company incurred approximately $1.5 million of direct costs related to the planned closure of its Earlysville, Virginia facility. The Company’s backlog of firm orders increased approximately $697,000, to approximately $24.9 million for the year ended January 31, 2008. Included in this backlog is approximately $6.2 million of orders that were delayed in conjunction with our plant consolidation efforts, and consequently, not able to be reflected in its fiscal year 2008 revenue.

Fiscal 2008 was a difficult transition year for Aerosonic Corporation, our customers, shareholders and employees alike. We embarked on a consolidation of manufacturing operations into our Clearwater facilities, and while we are nearing completion on this program, it has taken far more time and investment than originally anticipated. Our financial results attest to not only the cost of the move, but also to shipping delays that have been painful for all. At the same time the Company made some significant management changes, hiring a new CFO and controller while engaging in the search for a new CEO. We also acquired and integrated OP Technologies into the Clearwater location, an investment with much promise. The good news is that, with much of the consolidation effort behind us, we are far better positioned to support our customers and grow our business going forward. We expect that delivery performance will steadily improve as we fulfill past commitments, and that our financial results will eventually reflect a leaner set of operations. I would like to personally thank our customers, suppliers and employees for sticking with us during this challenging time. With attention to our purpose as a designer and manufacturer of high performance avionics equipment, we can all expect Aerosonic to deliver on its promise, commented Doug Hillman, who became President and CEO of the Company in April 2008.

Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products. For additional information, visit the Company’s website at www.aerosonic.com.

This document contains statements that constitute “forward-looking” statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking” statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company’s operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments with respect to the resolution of current stockholder litigation, adverse developments involving operations of the Company’s business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.